UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700

Raleigh, North Carolina 27601

(Address of principal executive offices)

 (919) 645-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

                Effective June 30, 2011, Capital Bank (the “Bank”), a corporation organized under the laws of the State of North Carolina and wholly owned subsidiary of Capital Bank Corporation (the “Company”), a corporation organized under the laws of the State of North Carolina, merged (the “Merger”) with and into NAFH National Bank (“NAFH Bank”), a national banking association and subsidiary of TIB Financial Corp (the “TIB Financial”), a corporation organized under the laws of the State of Florida, and North American Financial Holdings, Inc. (“NAFH”), a Delaware corporation, with NAFH Bank as the surviving entity.  In connection with the Merger, NAFH Bank changed its name to Capital Bank, National Association.

                NAFH is the owner of approximately 83% of the Company’s common stock and approximately 94% of TIB Financial’s common stock.  Five of the Company’s seven directors, and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer are affiliated with NAFH.  In addition, the same five directors are also directors of TIB Financial and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer hold those same positions at TIB Financial.

                NAFH Bank was formed on July 16, 2010 in connection with the purchase and assumption of assets and deposits from three banks – Metro Bank of Dade County (Miami, Florida), Turnberry Bank (Aventura, Florida) and First National Bank of the South (Spartanburg, South Carolina) – from the Federal Deposit Insurance Corporation (the “FDIC”). On July 16, 2010, NAFH Bank acquired assets of approximately $1.2 billion and assumed deposits of approximately $960.1 million in the transactions with the FDIC.  As of March 31, 2011, NAFH Bank had total assets of $1.2 billion and total deposits of $849 million.  NAFH Bank is a party to loss sharing agreements with the FDIC covering the large majority of the loans it acquired from the FDIC.  On April 29, 2011, NAFH Bank merged with TIB Bank, then a wholly owned subsidiary of TIB Financial.  As of March 31, 2011, TIB Bank had total assets of approximately $1.7 billion and total deposits of approximately $1.4 billion.  After the merger with TIB Bank and prior to the Merger, NAFH Bank operated 50 branches in Florida and South Carolina.

                The Merger occurred pursuant to the terms of an Agreement of Merger entered into by and between the Bank and NAFH Bank, dated as of June 30, 2011 (the “Merger Agreement”).  In the Merger, each share of Bank common stock was converted into the right to receive shares of NAFH Bank common stock.  As a result of the Merger, the Company now owns approximately 38% of NAFH Bank (now named Capital Bank, National Association), with NAFH owning 29% and TIB Financial owning the remaining 33%.

Item 2.01              Completion of Acquisition or Disposition of Assets.

                The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

                To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than September 16, 2011.

(b) Pro Forma Financial Information

                To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than September 16, 2011.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement of Merger of Capital Bank with and into NAFH National Bank, by and between NAFH National Bank and Capital Bank, dated as of June 30, 2011 (Exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request).

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK CORPORATION
Date: July 7, 2011	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer